Exhibit 10.1
GREEN DOT CORPORATION
EXECUTIVE INCENTIVE PLAN
Effective: August 25, 2020
1.Purposes of the Plan. The Plan is intended to increase stockholder value and the success of Green Dot Corporation and its affiliates (the “Company”) or any successor thereto by motivating participating Employees to (a) perform to the best of their abilities and (b) achieve the Company’s objectives.
2.Definitions.
(a)“Affiliate” means any corporation or other entity (including, but not limited to, subsidiaries, partnerships and joint ventures) controlled by the Company.
(b)“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Committee’s authority under Section 3 to modify the award.
(c)“Board” means the Board of Directors of the Company.
(d)“Cash Incentive Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee establishes the Cash Incentive Pool for each Performance Period.
(e)“Cause” means any of the following: (i) a Participant’s conviction of or plea of nolo contendere to a felony; (ii) an act by a Participant which constitutes gross misconduct in the performance of the Participant’s employment obligations and duties; (iii) a Participant’s act of fraud against the Company or any of its Affiliates; (iv) a Participant’s theft or misappropriation of property (including without limitation intellectual property) of the Company or its Affiliates; (v) a material breach by a Participant of any confidentiality agreement with, or duties of confidentiality to, the Company or any of its Affiliates that involves the Participant’s wrongful disclosure of material confidential or proprietary information (including without limitation trade secrets or other intellectual property) of the Company or of any of its Affiliates; (vi) a Participant’s public disparagement of the Company, its Affiliates, its business, its employees or board members; and (vii) a Participant’s continued material violation of the Participant’s employment obligations and duties to the Company or an Affiliate (other than due to the Participant’s death or Disability) after the Company or the Affiliate has delivered to the Participant a written notice of such violation that describes the basis for the Company or Affiliate’s belief that such violation has occurred and the Participant has not substantially cured such violation within thirty (30) calendar days after such written notice is given by the Company or Affiliate. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means the committee administering the Plan. Unless and until the Board otherwise determines, the Board’s Compensation Committee will administer the Plan.
(h)“Determination Date” means any time when the achievement of the performance goals associated with the applicable Performance Period remains substantially uncertain; provided,

however, that if the Determination Date occurs on or before the date on which 25% of the Performance Period has elapsed, the achievement of such performance goals will be deemed to be substantially uncertain.
(i)“Employee” means any employee of the Company or of an Affiliate, including executive officers, or other key employees, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
(j)“Fiscal Year” means the fiscal year of the Company.
(k) “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.
(l)“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Committee in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Committee desires to measure some performance criteria over 12 months and other criteria over 3 months.
(m)“Plan” means this Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
(n)“Target Award” means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3(b).
3.Selection of Participants and Determination of Awards.
(a)Selection of Participants. The Committee, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.
(b)Determination of Target Awards. The Committee, in its sole discretion, will establish a Target Award for each Participant, which generally will be a percentage of a Participant’s average annual base salary for the Performance Period.
(c)Cash Incentive Pool. Each Performance Period, the Committee, in its sole discretion, will establish a Cash Incentive Pool, which may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Cash Incentive Pool.
(d)Discretion to Modify Awards and Cash Incentive Pool. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion and at any time, (i) increase, reduce or eliminate a Participant’s Actual Award, (ii) increase, reduce or eliminate the amount allocated to the Cash Incentive Pool, and/or (iii) modify a Target Award or the performance goals necessary to achieve an Actual Award. The Actual Award may be below, at or above the Target Award, in the Committee’s discretion. The Committee may determine the amount of any reduction on the basis of such factors as it deems relevant and will not be required to establish any allocation or weighting with respect to the factors it considers.
(e)Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Committee will, in its sole discretion, determine the performance goals applicable to any Target Award on or prior to the Determination Date which may include, without limitation:

•Net revenue and/or net revenue growth;
•Earnings per share and/or earnings per share growth;
•Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•Operating income and/or operating income growth;
•Net income and/or net income growth;
•Total stockholder return and/or total stockholder return growth;
•Return on equity;
•Return on invested capital;
•Return on assets;
•Cash flow;
•Operating cash flow return on income;
•Adjusted operating cash flow return on income;
•Economic value added;
•Control of expenses;
•Cost of goods sold;
•Profit margin;
•Stock price;
•Debt or debt-to-equity;
•Gross dollar volume;
•Active accounts;
•Purchase volume;
•Cash transfers;
•Tax refunds;
•Liquidity;
•Intellectual property (e.g., patents)/product development;
•Mergers and acquisitions or divestitures;
•Individual business objectives;

•Company specific operational metrics or strategic goals; and
•Any other financial and/or non-financial objectives the Committee so designates.

As determined by the Committee, to the extent applicable, the performance goals may be based on GAAP or non-GAAP results, and may be on an individual, divisional, business unit or Company-wide basis. Prior to the Determination Date, the Committee will determine whether any significant elements will be included in or excluded from the calculation of any performance goal with respect to any Participants. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Award, except as provided in Section 3(d).
4.Payment of Awards.
(a)Determination and Certification. After the end of each Performance Period, the Committee will certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the performance goals applicable to each Participant for the Performance Period were achieved or exceeded.
(b)Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Unless otherwise determined by the Committee, to earn an Actual Award a Participant must be employed by the Company or any Affiliate through the date the Committee determines the Actual Award for the applicable Performance Period, which generally will occur following the completion of the Performance Period, to receive a payment under the Plan.

(c)Timing of Payment. Payment of each Actual Award will be made as soon as practicable after the determination by the Committee of the Actual Award for a particular Performance Period, but in no event later than the later of (i) the fifteenth (15th) day of the third (3rd) month of the Fiscal Year immediately following the Fiscal Year in which the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture, or (ii) March 15 of the calendar year following the calendar year in which the Actual Award has been earned and is no longer subject to a substantial risk of forfeiture.
It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

(d)Form of Payment. Each Actual Award will be paid in cash (or its equivalent).

5.Plan Administration.
(a)Committee is the Administrator. The Plan will be administered by the Committee.
(b)Committee Authority. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

(c)Decisions Binding. All determinations and decisions made by the Committee, and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d)Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

(e)Indemnification.  Each person who is or will have been a member of the Committee will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
6.Recoupment. In the event of a restatement of incorrect financial results, the Committee will, if it determines appropriate in its sole discretion and to the extent permitted by governing law, require the Participant to repay to the Company an amount equal to all or any portion of any Actual Award that would not have been earned had the restatement not occurred. In addition, if a Participant’s employment is terminated for Cause, the Committee may in its sole discretion and to the extent permitted by governing law, require such Participant to reimburse the Company for all or a portion of any Actual Award that was paid after the event giving rise to Cause first occurred. Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of its existing recoupment or clawback policies, as Green Dot deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).
7.General Provisions.
(a)Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA, FUTA and SDI obligations).
(b)No Effect on Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment at any time, with or without Cause, and If a Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant’s employment agreement. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a termination of employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without Cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

(c)Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

(d)Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
(e)Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any earned but unpaid award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.
(f)Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6(e). All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.
8.Amendment, Termination, and Duration.
(a)Amendment, Suspension, or Termination. The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.
(b)Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Board’s right to amend or terminate the Plan), will remain in effect thereafter.

9.Legal Construction.
(a)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.
(b)Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
(c)Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(d)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any cash incentive payment will be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.
(e)Bonus Plan. Case incentive payments represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any incentive payment will have no rights other than those of a general unsecured creditor to the Company. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

(f)Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.